EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants of Powerlinx, Inc.(formerly known as Seaview Video Technology, Inc.), we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2004, except for Note 15,as to which the date is March 23, 2004, in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.



                                               /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
March 26, 2004